UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2008 (October 8, 2008)

iPCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51844	36-4350876
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

1901 North Roselle Road, Schaumburg, Illinois	60195
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 885-2833

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Chancery Court of the State of Delaware issued an opinion dated October 8, 2008 regarding the litigation filed by Sprint Nextel Corporation and several of its subsidiaries (collectively, “Sprint”) against iPCS, Inc. (the “Company”) and three of its subsidiaries related to Sprint’s pending transaction with Clearwire Corporation.  The Delaware Chancery Court granted the renewed motion of the Company and its iPCS Wireless Inc. (“iPCS Wireless”) subsidiary to stay the Delaware litigation in favor of the litigation proceeding in the Illinois courts filed by three of the Company’s subsidiaries (iPCS Wireless, Horizon Personal Communications, Inc. (“Horizon”) and Bright Personal Communications Services, LLC (“Bright”)) against Sprint. On July 14, 2008, the Delaware Chancery Court previously granted a motion dismissing Horizon and Bright from the Delaware litigation, and denied the motion to dismiss or stay the proceedings with respect to the Company and iPCS Wireless.  A copy of the October 8, 2008 opinion is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

 (d)  Exhibits

Exhibit No.

99.1	Opinion of the Court of Chancery of the State of Delaware, dated October 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: October 9, 2008
	By:	/s/ Brian J. O’Neil
	Name:	Brian J. O’Neil
	Title:	Senior Vice President, General Counsel and Secretary